Registration No. __________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                            FOCUS ENHANCEMENTS, INC.
             (Exact name of registrant as specified in its charter)
                           ---------------------------
Delaware                                                              04-3144936
(State or Other Jurisdiction of                                    (IRS Employer
Incorporation or Organization)                               Identification No.)

                          (Primary Standard Industrial
                           Classification Code Number)

                           ---------------------------
                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300
    (Address, including zip code, and telephone number, including area code, of principal executive offices)
                                Gary L. Williams
              Vice President of Finance and Chief Financial Officer
                            FOCUS Enhancements, Inc.
                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------
                                   Copies to:
                          Jerrold F. Petruzzelli, Esq.
                            Gregory A. Gehlmann, Esq.
                          Manatt Phelps & Phillips, LLP
                          1501 M Street, NW, Suite 700
                              Washington, DC 20005
                                 (202) 463-4334
                           ---------------------------

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

               ---------------------------------------------------

                                                CALCULATION OF REGISTRATION FEE
================================================== =================== =================== ======================= =================
                                                                        Proposed Maximum      Proposed Maximum
                                                       Amount to         Offering Price      Aggregate Offering        Amount of
Title of Each Class of Securities to be Registered   Be Registered        Per Share(1)             Price           Registration Fee
-------------------------------------------------- ------------------- ------------------- ----------------------- -----------------
Common Stock, par value $.01 per share,
including underlying warrants                          2,667,500(2)         $1.76(2)          $4,694,800(2)         $379.81(2)
================================================== =================== =================== ======================= =================

(1) The Common Stock being registered consists of 2,200,000 shares of common stock and 467,500 shares issuable upon exercise of common stock purchase warrants issued in connection with a private placement.

(2) The registration fee is calculated pursuant to Rule 457(c) of the Securities Act of 1933 by taking the average of the bid and asked prices of the registrant's Common Stock, $0.01 par value per share, on August 15, 2003 as reported on the NASDAQ SmallCap Market.

                           ===========================

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell their securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  Subject to Completion, Dated August 21, 2003

PROSPECTUS

                            FOCUS ENHANCEMENTS, INC.
                        2,667,500 SHARES OF COMMON STOCK

         This prospectus relates to the registration for resale of up to 2,667,500 shares of our common stock, $.01 par value per share, including 467,500 shares issuable upon the exercise of warrants. These shares were originally issued in a private placement in July 2003 to two accredited investors and a placement agent, who, for convenience, are generally referred to as the selling shareholders. See below under the heading "Selling Shareholders." Our filing of the registration statement, of which this prospectus is a part, is intended to satisfy our obligations to the selling shareholders identified in this prospectus to register for resale shares issued to them.

         Pursuant to this prospectus, the selling shareholders may sell some or all of the shares they hold through ordinary brokerage transactions, directly to market makers of our shares, or through any of the other means described in the "Plan of Distribution" section of this prospectus, beginning on page 9 of this prospectus. Other than funds received upon the exercise of warrants, the selling shareholders, and not us, will receive all of the proceeds from any sales of the shares, less any brokerage or other expenses of the sale incurred by them.

         We will pay all registration expenses including, without limitation, all Securities and Exchange Commission and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of our outside counsel in connection with this offering, but the selling shareholders will pay all selling expenses including, without limitation, any underwriters' or brokers' fees or discounts relating to the shares registered hereby, or the fees or expenses of separate counsel to the selling shareholders.

         Each selling shareholder may be deemed to be an "underwriter" as such term is defined in the Securities Act of 1933, and any commissions paid or discounts or concessions allowed to any such person and any profits received on resale of the securities offered hereby may be deemed to be underwriting compensation under the Securities Act.

         Our common stock is listed on the NASDAQ SmallCap Market with the ticker symbol: "FCSE." On August 15, 2003, the closing price of one share of our common stock on the NASDAQ SmallCap Market was $1.76. Our principal executive offices are located at 1370 Dell Avenue, Campbell, California 95008, and our telephone number is (408) 866-8300.

                           ---------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           ---------------------------

         Investing in our common stock involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 2 of this prospectus.

                           ---------------------------

                The date of this prospectus is __________, 2003.

                                  RISK FACTORS

         You should carefully consider the following risks relating to our business and our common stock, together with the other information described elsewhere in this prospectus. If any of the following risks actually occur, our business, results of operations and financial condition could be materially affected, the trading price of our common stock could decline, and you might lose all or part of your investment.

Risks Related to Our Business

We have a long history of operating losses.

         As of June 30, 2003, we had an accumulated deficit of $63,063,000. We incurred net losses of $1,740,000, $5,597,000 and $6,658,000 for the six months ended June 30, 2003 and the years ended December 31, 2002 and 2001, respectively, and we may not become profitable. Additionally, our auditors have included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2002 with respect to uncertainties about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We may need to raise additional capital, which will result in further dilution of existing and future stockholders.

         Historically, we have met our short-and long-term cash needs through debt and the sale of common stock in private placements because cash flow from operations has been insufficient to fund our operations. Set forth below is information regarding net proceeds received recently:

                                        Private Offerings Of       Issuance of           Exercise of Stock
                                        Common Stock               Debt                  Options and Warrants
                                        ------------               ----                  --------------------
First six months of 2003                         --                         --           $162,000
Fiscal 2002                              $3,121,000                         --           $625,000
Fiscal 2001                                      --                 $2,650,000           $199,000

         See also "The Transaction" on page 8 of this prospectus. Future capital requirements will depend on many factors, including cash flow from operations, continued progress in research and development programs, competing technological and market developments, and our ability to market our products successfully. If we require additional equity or debt financing in the future, there can be no assurance that sufficient funds will be raised. Moreover, any equity financing or convertible debt would result in dilution to our then-existing stockholders and could have a negative effect on the market price of our common stock. Furthermore, any additional debt financing may result in higher interest expense.

         In the event we are unable to raise additional capital, we may not be able to fund our operations which could result in the inability to execute our current business plan.

We have a significant amount of convertible securities that will dilute existing stockholders upon conversion.

         At June 30, 2003, we had 37,270,342 and 1,904 shares of common and preferred shares issued and outstanding, respectively, and 1,162,140 warrants and 6,363,469 options that are exercisable into shares of common stock. The 1,904 shares of preferred stock are convertible into 1,904,000 shares of our common stock. Furthermore, we may grant 1,134,092 additional stock options to our employees, officers, directors and consultants under our current stock option plans. We also may issue additional shares in acquisitions. Any additional grant of options under existing or future plans or issuance of shares in connection with an acquisition, will further dilute existing stockholders. See also "The Transaction" on page 8 of this prospectus.

         In addition, at June 30, 2003, the Company was obligated under certain circumstances, to issue up to 1,963,138 shares of common stock and 1,421 shares of preferred stock convertible into 1,421,000 shares of common stock upon the conversion of $4.3 million in debt and accrued interest outstanding to Mr. Carl Berg.

We are dependent upon a significant stockholder to meet our interim financing needs.

         We have relied upon the ability of Carl Berg, a director and significant owner of our common stock for interim financing needs. As of June 30, 2003, we had an aggregate of approximately $4.3 million in debt and accrued interest outstanding to Mr. Berg. Additionally, Mr. Berg has provided Samsung Semiconductor Inc., the Company's contracted ASIC manufacturer, with a personal guarantee to secure the Company's working capital requirements for ASIC purchase order fulfillment. It is possible that Mr. Berg will not continue to provide such interim financing or personal guarantees, should we need additional funds or increased credit facilities with our vendors.

We rely on certain vendors for a significant portion of our manufacturing.

         Over 40% of the components for our products are manufactured on a turnkey basis by three vendors, Furthertech Company Ltd., Samsung Semiconductor Inc., and Asemtec Corporation. In addition, certain of our products are assembled by a single vendor in Mexico. If these vendors experience production or shipping problems for any reason, we in turn could experience delays in the production and shipping of our products, which would have an adverse effect on our results of operations.

We are dependent on our suppliers.

         We purchase all of our parts from outside suppliers and from time to time experience delays in obtaining some components or peripheral devices. Additionally, we are dependent on sole source suppliers for certain components. There can be no assurance that labor problems, supply shortages or product discontinuations will not occur in the future which could significantly increase the cost, or delay shipment, of our products, which in turn could adversely affect our results of operations.

We rely on sales to a few major customers for a large part of our revenues.

         As of June 30, 2003, one distributor represented approximately 27% of the Company's accounts receivable. We do not have long-term contracts requiring any customer to purchase any minimum amount of products. There can be no assurance that we will continue to receive orders of the same magnitude as in the past from existing customers or we will be able to market our current or proposed products to new customers. Loss of any major customer would have a material adverse effect on our business as a whole. Furthermore, many of our products are dependent upon the overall success of our customer's product, over which we often have no control.

Our products may become obsolete very quickly.

         The computer peripheral markets are characterized by extensive research and development and rapid technological change resulting in short product life cycles. Development by others of new or improved products, processes or technologies may make our products or proposed products obsolete or less competitive. We must devote substantial efforts and financial resources to enhance our existing products and to develop new products. There can be no assurance that we will succeed with these efforts.

We may not be able to protect our proprietary information.

         As of June 30, 2003, we had been issued five patents and filed five provisional patent applications in the United States. Certain of these patents have also been filed and issued in countries outside the United States. We treat our technical data as confidential and rely on internal non-disclosure safeguards, including confidentiality agreements with employees, and on laws protecting trade secrets, to protect our proprietary information. There can be no assurance that these measures will adequately protect the confidentiality of our proprietary information or prove valuable in light of future technological developments.

Delays in product development could adversely affect our market position or customer relationships.

         We have experienced delays in product development in the past and may experience similar delays in the future. Given the short product life cycles in the markets for our products, any delay or unanticipated difficulty associated with new product introductions or product enhancements could cause us to lose customers and damage our competitive position. Prior delays have resulted from numerous factors, such as:

         o changing product specifications; difficulties in hiring and retaining necessary personnel;

         o difficulties in reallocating engineering resources and other resource limitations;

         o        difficulties with independent contractors;

         o        changing market or competitive product requirements;

         o        unanticipated engineering complexity;

         o        undetected errors or failures in software and hardware; and

         o        delays in the acceptance or shipment of products by customers.

If we are unable to respond to rapid technological change in a timely manner, then we may lose customers to our competitors.

         To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our products. Our industry is characterized by rapid technological change, changes in user and customer requirements and preferences and frequent new product and service introductions. If competitors introduce products and services embodying new technologies, or if new industry standards and practices emerge, then our existing proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

         o both license and internally develop leading technologies useful in our business;

         o        enhance our existing technologies;

         o        develop  new   services  and   technology   that  address  the
                  increasingly sophisticated and varied needs of our prospective customers; and

         o        respond  to  technological   advances  and  emerging  industry
                  standards and practices on a cost-effective and timely basis.

         To develop our proprietary technology entails significant technical and business risks. We may use new technologies ineffectively, or we may fail to adapt our proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, then our customers may forego the use of our services and use those of our competitors.

The substantial increase in our backlog in recent periods should not be construed as indicative of future revenue or performance.

         In the past we have experienced quarterly fluctuations in operating results due to the contractual nature of our business and the consequent timing of product orders. In addition, we have historically operated with a small amount of backlog and accordingly our revenues in any quarter have been substantially dependent upon orders booked in that quarter. However, as of June 30, 2003, our total backlog was approximately $6.8 million compared to $223,000 at December 31, 2002. There can be no assurance that the rate of growth in backlog will continue. Furthermore, only a small portion of our backlog is fully-funded and many of our customers have the ability to delay delivery or cancel contracts, therefore, there can be no assurance that orders comprising the backlog will be realized as revenue. In any event, quarterly sales and operating results will be continue to be affected by the volume and timing of contracts received and performed within the quarter, which are difficult to forecast. Any significant deferral or cancellation of a contract could have a material adverse effect on our operating results in any particular period. Because of these factors, we believe that period-to-period comparisons of our operating results are not necessarily indicative of future performances.

Our quarterly financial results are subject to significant fluctuations.

         We have been unable in the past to accurately forecast our operating expenses or revenues. Our revenues currently depend heavily on volatile customer purchasing patterns. If actual revenues are less than projected revenues, we may be unable to reduce expenses proportionately, and our operating results, cash flows and liquidity would likely be adversely affected.

Recently, our common stock did not meet the minimum bid price requirement to remain listed on the Nasdaq SmallCap Market. If we were to be delisted, it could make trading in our stock more difficult.

         Our common stock is traded on the Nasdaq SmallCap Market. There are various quantitative listing requirements for a company to remain listed on the Nasdaq SmallCap Market.

         o We are required to maintain a minimum bid price of $1.00 per share for our common stock. Between January 1, 2003 and June 30, 2003, our stock closed below $1.00 a share on 64 of 124 trading days. On March 18, 2003, we were notified by the Nasdaq that our common stock did not meet the minimum bid price requirement to remain listed on the Nasdaq SmallCap Market. However, on May 21, 2003, we received notification from Nasdaq that the Company had regained compliance and the matter was now closed.

         o We must maintain stockholders' equity of $2,500,000. At June 30, 2003, we had total stockholders' equity of $2,666,000 million. To the extent we continue to incur net losses and do not raise additional capital, our stockholders' equity will be reduced. See also "The Transaction" on page 8 of this prospectus.

If we fail these Nasdaq SmallCap requirements, our common stock could be delisted, eliminating the only established trading market for shares of our common stock. Any sales of our common stock at a discount to market may reduce the trading price of our common stock to a level below the Nasdaq minimum bid price requirement.

         In the event we are delisted from Nasdaq, we would be forced to list our shares on the OTC Electronic Bulletin Board or some other quotation medium, such as pink sheets, depending on our ability to meet the specific listing requirements of those quotation systems. As a result an investor might find it more difficult to dispose of, or to obtain accurate price quotations for, our shares. Delisting might also reduce the visibility, liquidity, and price of our common stock.

Our common stock price is volatile.

         The market price for our common stock is volatile and has fluctuated significantly to date. For example, between July 1, 2002 and June 30, 2003, the per share price of our stock has fluctuated between $0.45 and $2.20 per share, closing at $1.76 at August 15, 2003. The trading price of our common stock is likely to continue to be highly volatile and subject to wide fluctuations in response to factors including the following:

         o actual or anticipated variations in our quarterly operating results;

         o announcements of technological innovations, new sales formats or new products or services by us or our competitors;

         o changes in financial estimates by the Company or securities analysts;

         o changes in the economic performance and/or market valuations of other multi-media, video scan companies;

         o announcements by us of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

         o        additions or departures of key personnel; and

         o        sales  of  common   stock  or  issuance   of  other   dilutive
                  securities.

         In addition, the securities markets have experienced extreme price and volume fluctuations, and the market prices of the securities of technology companies have been especially volatile. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of stock, many companies have been the object of securities class action litigation, including us. If we are sued in a securities class action, then it could result in additional substantial costs and a diversion of management's attention and resources.

Risks Related to Our Industry

International sales are subject to significant risk.

         Our revenues from outside the United States are subject to inherent risks related thereto, including currency rate fluctuations, the general economic and political conditions in each country. There can be no assurance that the economic crisis and currency issues currently being experienced in certain parts of the world will not reduce demand for our products and therefore have a material adverse effect on our revenue or operating results.

Our business is very competitive.

         The computer peripheral markets are extremely competitive and are characterized by significant price erosion over the life of a product. We currently compete with other developers of video conversion products and with video-graphic integrated circuit developers. Many of our competitors have greater market recognition and greater financial, technical, marketing and human resources. Although we are not currently aware of any announcements by our competitors that would have a material impact on its operations, there can be no assurance that we will be able to compete successfully against existing companies or new entrants to the marketplace.

         The video production equipment market is highly competitive and is characterized by rapid technological change, new product development and obsolescence, evolving industry standards and significant price erosion over the life of a product. Competition is fragmented with several hundred manufacturers supplying a variety of products to this market. We anticipate increased competition in the video post-production equipment market from both existing manufacturers and new market entrants. Increased competition could result in price reductions, reduced margins and loss of market share, any of which could materially and adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors in this market.

         Often our competitors have greater financial, technical, marketing, sales and customer support resources, greater name recognition and larger installed customer bases than we possess. In addition, some of our competitors also offer a wide variety of video equipment, including professional video tape recorders, video cameras and other related equipment. In some cases, these competitors may have a competitive advantage based upon their ability to bundle their equipment in certain large system sales.

We are exposed to general economic conditions that have resulted in significantly reduced sales levels. If such adverse economic conditions were to continue or worsen, our business, financial condition and operating results could be adversely impacted.

         If the adverse economic conditions in the State of California, the United States and throughout the world economy continue or worsen, we may experience a material adverse impact on our business, operating results, and financial condition. We continue to take actions and charges to reduce our cost of sales and operating expenses in order to address these adverse conditions. A prolonged continuation or worsening of sales trends may require additional actions and charges to reduce cost of sales and operating expenses in subsequent quarters. We may be unable to reduce cost of sales and operating expenses at a rate and to a level consistent with such a future adverse sales environment. If we must undertake further expense reductions, we may incur significant incremental special charges associated with such expense reductions that are disproportionate to sales, thereby adversely affecting our business, financial condition and operating results. Continuing weakness in the economy could decrease demand for our products, increase delinquencies in payments and otherwise have an adverse impact on our business.

Recent corporate bankruptcies, accounting irregularities, and alleged insider wrong doings have negatively affected general confidence in the stock markets and the economy, further depressing the stock market and causing the U.S. Congress to enact sweeping legislation.

         In an effort to address these growing investor concerns, the U.S. Congress passed, and on July 30, 2002, President Bush signed into law, the Sarbanes-Oxley Act of 2002. This sweeping legislation primarily impacts investors, the public accounting profession, public companies, including corporate duties and responsibilities, and securities analysts. Some highlights include establishment of a new independent oversight board for public accounting firms, enhanced disclosure requirements for public companies and their insiders, required certification by CEO's and CFO's of SEC financial filings, prohibitions on certain loans to offices and directors, efforts to curb potential securities analysts' conflicts of interest, forfeiture of profits by certain insiders in the event financial statements are restated, enhanced board audit committee requirements, whistleblower protections, and enhanced civil and criminal penalties for violations of securities laws. Such legislation and subsequent regulations will increase the costs of securities law compliance for publicly traded companies such as us.

Continued terrorism threats and hostilities in the Middle East have had a negative impact on the U.S. economy.

         The adverse consequences of war and the effects of terrorism have had a negative affect on the U.S. economy. Further conflicts in the Middle East could negatively impact our ability to raise additional funds if needed and our revenues will be adversely affected if consumers and businesses continue to cut back spending.

The spread of severe acute respiratory syndrome may have a negative impact on our business and results of operations.

         The recent outbreak of severe acute respiratory syndrome, or SARS, which has had particular impact in China, Hong Kong, and Singapore, could continue to have a negative effect on our operations. Our operations may be impacted by a number of SARS-related factors, including, among other things, disrupting operations at our turnkey manufacturer and certain of our distributors and customers located in those areas. If the number of SARS cases continues to spread to other areas, our international and domestic sales and operations could be harmed.


                       NOTE ON FORWARD LOOKING STATEMENTS

         From time to time, information provided by Focus Enhancements Inc. ("Focus") or statements made by its employees may contain "forward looking" information within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words or phrases such as "believe", "plan", "expect", "intend", "anticipate", "estimate", "project", "forecast", "may increase", "may fluctuate", "may improve" and similar expressions or future or conditional verbs such as "will", "should", "would", and "could". These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, opportunities and expectations regarding technologies, anticipated performance or contributions from new and existing employees, projections of future performance, possible changes in laws and regulations, potential risks and benefits arising from the implementation of our strategic and tactical plans, perceived opportunities in the market, potential actions of significant stockholders and investment banking firms, and statements regarding our mission and vision. Our actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements due to a wide range of factors. Factors that may cause such differences include, without limitation, the availability of capital to fund our future cash needs, reliance on major customers, history of operating losses, market acceptance of our products, technological obsolescence, competition, component supply problems and protection of proprietary information, as well as the accuracy of our internal estimates of revenue and operating expense levels. Each forward looking statement should be read in conjunction with the "Risk Factors" included in this prospectus and the consolidated financial statements and notes thereto, together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our periodic reports filed with the SEC. We do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                            FOCUS ENHANCEMENTS, INC.

         Founded in 1991, FOCUS Enhancements, Inc. is a designer of solutions in advanced, proprietary video technology. Headquartered in Campbell, CA, we design, develop, and market video solutions in two distinct markets: advanced, proprietary video conversion ICs (Integrated Circuits) and affordable, high quality, digital-video conversion and video production equipment. Semiconductor (Integrated Circuit) products include designs for PCs, Game Cards, Internet TV, set-top boxes, Internet appliances, and interactive TV applications, and they are sold directly to Original Equipment Manufacturers (OEMs). Our complete line of video presentation and video production devices are sold globally through resellers and distributors to the broadcast, education, cable, business, industrial, presentation, Internet, gaming, home video production and Home Theater markets.

         Our main address is 1370 Dell Avenue, Campbell, California 95008 and our telephone number is (408) 866-8300. Our Web site is located at http://www.Focusinfo.com. Information contained in our Web site is not part of this prospectus.

                                 THE TRANSACTION

         We entered into a Common Stock and Warrant Purchase Agreement with the selling shareholders on July 1, 2003. This agreement is referred to in this prospectus as the "purchase agreement." Pursuant to the purchase agreement, the selling shareholders severally in the aggregate invested $2,200,000 in Focus Enhancement in return for 2,200,000 shares of our common stock and warrants to acquire 440,000 shares of our common stock at an exercise price of $1.44 per share and expire on July 1, 2006. The shares were sold at an approximate 20% discount to the 5-day average closing bid prices of our common stock prior to the date of the transaction. No general solicitation or advertising was utilized by TN Capital Equities, vFinance Investments, Inc. or us in the private placement. These common stock shares and the warrants were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

         TN Capital Equities, Ltd. acted as placement agent in connection with the sale of our stock to SF Capital Partners Ltd. TN Capital's duties as placement agent were undertaken on a reasonable best efforts basis only. It made no commitment to purchase shares from us and did not ensure us of the successful placement of any securities. In connection with the private placement, TN Capital Equities received $55,000 and was issued warrants to purchase 27,500 shares of our common stock. The warrants are exercisable at $1.44 per share and expire on July 1, 2006.

         vFinance Investments, Inc. acted as placement agent in connection with the sale of our stock to White Investments Ltd. vFinance received $137,500 and out-of-pocket expenses, including legal fees, of $27,500. vFinance's duties as placement agent were undertaken on a reasonable best efforts basis only. It made no commitment to purchase shares from us and did not ensure us of the successful placement of any securities. Tim Mahoney, a member of our Board of Directors is the Chairman and COO of vFinance, Inc., the parent company to vFinance Investments, Inc. Mr. Mahoney owns approximately 20% of the shares of vFinance, Inc.

         In connection with the purchase agreement, we entered into a Registration Rights Agreement, dated July 1, 2003, with the selling shareholder. Under the registration rights agreement, we agreed to prepare and file, within five business days of the date of the filing of our Form 10-Q for the quarter ended June 30, 2003, a registration statement (of which this prospectus is a part), for the resale of the shares of common stock and the shares of common stock issuable upon the exercise of the warrants.

         The terms of the common stock and warrants are described in this prospectus under the heading "Description of Capital Stock." Copies of the purchase agreement, the registration rights agreement and the form of warrant, have been filed as exhibits to the registration statement (of which this prospectus is a part), which are incorporated by reference in this prospectus.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares by the selling stockholders. However, we will receive funds from the exercise of warrants held by selling stockholders who pay the exercise price in cash. The warrants entitle the selling shareholders to purchase up to an aggregate of 467,500 shares of our common stock.

The conversion price of the warrants is $1.44 per share and they expire on July 1, 2006. We will receive the proceeds of any exercise of the warrants, which we will use for general corporate purposes. If all warrants are exercised, we will receive gross proceeds of $673,200. The warrants may never be exercised.

         We are paying the expenses of registration of the shares being offered under this prospectus.

                                    DILUTION

         If all of the shares being offered pursuant to this prospectus are sold after the exercise of warrants, our shareholders will be diluted by less than one percent.

                              SELLING SHAREHOLDERS

         The following table sets forth: (i) the number of shares of Focus common stock beneficially owned by each selling shareholder as of August 15, 2003 and (ii) the number of shares of Focus common stock to be offered hereby by each selling shareholder. Other than disclosed in this prospectus, no selling shareholder has had any position, office or other material relationship with us during the past three years. The information set forth below is based on information provided by each selling shareholder.

                                   Common Stock Beneficially Owned
                                         as of August 15, 2003
                                         ---------------------
                                                                Number of Shares
Name of Selling Shareholder (1)           Number   Percent (2)      Offered
-------------------------------           ------   -----------      -------
White Investments Ltd. (3)              1,320,000      3.2%        1,320,000
SF Capital Partners Ltd. (4)            1,320,000      3.2%        1,320,000
TN Capital Equities, Ltd. (5)              27,500       *             27,500
                                                                   ---------
                                                                   2,667,500
                                                                   =========

*        Less than one percent.

(1) Such persons have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)      Based on 40,266,374 total shares outstanding as of August 15, 2003.

(3) White Investments, Ltd., a Turks and Caicos corporation, is headquartered at POB 65, Grand Turk, Turks & Caicos, BWI. White Investments is engaged in the business of securities investments. Investment decisions for White Investments are made by International First Secretarial Group, Ltd. its sole director.

(4) SF Capital Partners, Ltd., is a British Virgin Islands company. Staro Asset Management, L.L.C., a Wisconsin limited liability company, acts as investment manager of SF Capital. Staro is located at 3600 South Lake Drive, St. Francis, Wisconsin 53235. As the managing members of Staro, Michael A. Roth and Brian J. Stark possess sole voting and dispositive power over all of the foregoing shares. Therefore, Messrs. Roth and Stark may be deemed the beneficial owner of the shares of our common stock reported in the table for this selling stockholder as a result of possessing such powers.

(5) TN Capital Equities, Ltd., a registered broker-dealer, is engaged in the business of investment banking. It is located at 14 East 60th Street, Suite 701, New York, NY. Investment decisions are made by John
         F. Steinmetz, the sole controlling member.

                              PLAN OF DISTRIBUTION

         We are registering the shares of stock being offered by this prospectus for resale in accordance with certain registration rights granted the selling shareholders, including their pledgees, donees, transferees or other successors-in-interest, who may sell the shares from time to time, or who may also decide not to sell any or all of the shares that may be sold under this prospectus. We will pay all registration expenses including, without limitation, all the SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of our outside counsel in connection with this offering, but the selling shareholders will pay all selling expenses including, without limitation, any underwriters' or brokers' fees or discounts relating to the shares registered hereby, or the fees or expenses of separate counsel to the selling shareholders.

         The selling shareholders may sell any or all of the shares, subject to federal and state securities law, but are under no obligation do so. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock covered here. The shares may be offered on the Nasdaq SmallCap Market or in privately negotiated transactions. The selling shareholders may sell the shares registered here in one or more of the following methods:

         o cross trades or block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker, dealer or underwriter as principal and resale by such broker, dealer or underwriter for its own account pursuant to this prospectus;

         o "at the market" to or through market makers or into an existing market for the shares;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers, which may include long sales or short sales effected after the effective date of the registration statement of which this prospectus is a part;

         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         o through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or

         o        any combination of the foregoing methods; or

         o        by any other legally available means.

         The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

         The selling shareholders may also pledge shares to broker-dealers or other financial institutions, and, upon a default relative to any selling shareholder who has so pledged any such shares, the broker-dealer or other financial institution holding the pledged shares may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         In effecting sales, brokers, dealers or agents engaged by any selling shareholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling shareholder in amounts to be negotiated prior to the sale. Any such selling shareholder and such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. One or more of the selling shareholders may indemnify broker-dealers that participate in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934 may apply to sales of common stock in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders and have informed each of them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, and discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

         One or more of the selling shareholders identified above may choose to donate or transfer as gifts some or all of the shares that may otherwise be sold directly by the selling shareholder or the selling shareholder may choose to transfer some or all of these shares for no value to one or more affiliated persons. If any of the shares are so transferred by any of the selling shareholders listed above, then the persons who receive the shares would constitute additional selling shareholders under this prospectus.

         Except for the exercise of warrants, we will not receive any of the proceeds from the selling shareholders' sale of our common stock. This registration statement will remain effective until the earlier of (a) the date when all of the shares registered by this registration statement have been distributed to the public, (b) the date when the selling shareholders may sell all of the shares registered by this registration statement in any three month period pursuant to Rule 144 of the Securities Act (or such successor rule as may be adopted by the SEC) or (c) two years after the effective date of this registration statement.

                          DESCRIPTION OF CAPITAL STOCK

General

         We are authorized to issue up to 60,000,000 shares of common stock, $.01 par value per share, and 3,000,000 shares of preferred stock, $.01 par value per share. As of August 15, 2003, 40,266,374 shares of common stock and 1,904 shares of convertible preferred stock were issued and outstanding. All of the outstanding capital stock is, and will be, fully paid and non-assessable.

Common Stock

         Holders of common stock are entitled to one vote per share. All actions submitted to a vote of stockholders are voted on by holders of common stock voting together as a single class. Holders of common stock are not entitled to cumulative voting in the election of directors.

         Holders of common stock are entitled to receive dividends in cash or in property on an equal basis, if and when dividends are declared on the common stock by our board of directors, subject to any preference in favor of outstanding shares of preferred stock, if there are any.

         In the event of liquidation of our company, all holders of common stock will participate on an equal basis with each other in our net assets available for distribution after payment of our liabilities and payment of any liquidation preferences in favor of outstanding shares of preferred stock.

         Holders of common stock are not entitled to preemptive rights and the common stock is not subject to redemption.

         The rights of holders of common stock are subject to the rights of holders of any preferred stock that we designate or have designated. The rights of preferred stockholders may adversely affect the rights of the common stockholders.

Preferred Stock

         Our board of directors has the ability to issue up to 3,000,000 shares of preferred stock in one or more series, without stockholder approval. The board of directors may designate for the series:

         o        the number of shares and name of the series,

         o the voting powers of the series, including the right to elect directors, if any,

         o        the dividend rights and preferences, if any,

         o        redemption terms, if any,

         o liquidation preferences and the amounts payable on liquidation or dissolution, and

         o the terms upon which such series may be converted into any other series or class of our stock, including the common stock and any other terms that are not prohibited by law.

         It is impossible for us to state the actual effect it will have on common stock holders if the board of directors designates a new series of preferred stock. The effects of such a designation will not be determinable until the rights accompanying the series have been designated. The issuance of preferred stock could adversely affect the voting power, liquidation rights or other rights held by owners of common stock or other series of preferred stock. The board of directors' authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of our company, and could discourage any such attempt. We have no present plans to issue any additional shares of preferred stock.

Series B Preferred Stock

         On April 24, 2001, the board of directors of Focus adopted a Certificate of Designation whereby a total of 2,000 shares of Series B Preferred Stock, $0.01 par value per share were authorized for issuance. Each share has a liquidation preferred in the amount of $1,190.48 plus all accrued or declared but unpaid dividends. Cash dividends on the stock are non-cumulative and are paid at the option of the board of directors. If paid, the rate shall be seven percent per annum. The board does not presently intend to pay dividends on the stock. At the option of the holder, each share is convertible into 1,000 shares of our common stock.

         On May 1, 2001, Carl Berg converted approximately $2.3 million of debt and accrued interest currently owed by Focus to Mr. Berg into approximately 1,904 shares of Series B convertible preferred stock based on the estimated fair value of the preferred stock as of May 1, 2001, the date on which the related subscription agreement was executed.

Options and Warrants

         As of August 15, 2003, 6,243,439 options for shares were outstanding under our approved stock option plans and 464,616 shares were available for future grants under our stock option plans. We have also issued or are required to issue warrants totaling 1,629,640 common stock shares. Of that number of warrants, 467,500 are covered by this prospectus and are described elsewhere herein.

         Holders of options and warrants do not have any of the rights or privileges of our stockholders, including voting rights, prior to exercise of the options and warrants. The number of shares of common stock for which these options and warrants are exercisable and the exercise price of these options and warrants are subject to proportional adjustment for stock splits and similar changes affecting our common stock. We have reserved sufficient shares of authorized common stock to cover the issuance of common stock subject to the options and warrants.

                                  LEGAL MATTERS

         Manatt, Phelps & Phillips L.L.P., Los Angeles, California, will pass upon the validity of our securities and certain other legal matters in connection with our offering of our securities.

                                     EXPERTS

         The financial statements as of December 31, 2002 and 2001 and for the years then ended incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding (a) the uncertainty of the Company's ability to continue as a going concern and (b) a change in the method of accounting for goodwill), which is incorporated by reference herein , and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual and quarterly reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

         This prospectus provides you with a general description of the common stock being registered. This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the exhibits and schedules filed with our registration statement. You may obtain copies of the registration statement and the exhibits and schedules to the registration statement as described above.

         Statements contained herein as to the contents of any contract or any other document referred to are not necessarily complete, and where such contract or other document is an exhibit to a document we have filed with the SEC, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is now made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

 Our SEC Filings (File No. 1-11860)             Date of Filing
 ----------------------------------             --------------------------------
Annual Report on Form 10-KSB for
the year ended December 31, 2002.                March 31, 2003.

Quarterly  Report on Form 10-QSB for
the three months ended March 31, 2003.           May 9, 2003

Quarterly Report on Form 10-Q/A for
the three months ended March 31, 2003.           August 21, 2003

Quarterly Report on Form 10-Q for the
six months ended June 30, 2003.                  August 14, 2003

All subsequent  documents  filed by us           After the date of this
under Sections  13(a), 13(c), 14 or 15(d)        prospectus.
of the Exchange Act of 1934, until such date as this registration statement is no longer effective, pursuant to the terms hereof.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                            Focus Enhancements, Inc.
                                1370 Dell Avenue
                           Campbell, California 95008
                          Attention: Investor Relations
                              Phone: (408) 866-8300

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         The Delaware General Corporation Law and our certificate of incorporation and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Focus pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date. The selling shareholders are not making an offer of the common stock in any state where the offer is not permitted.

         TABLE OF CONTENTS                              FOCUS ENHANCEMENTS, INC.

                                            Page
Risk Factors                                  2
Note on Forward Looking Statements            7
Focus Enhancements, Inc.                      8           2,667,500 Shares of
The Transaction                               8              Common Stock
Use of Proceeds                               8
Dilution                                      9
Selling Shareholders                          9
Plan of Distribution                          9
Description of Capital Stock                 11
Legal Matters                                13
Experts                                      13
Where You Can Find More Information          13
Incorporation of Certain Information
  by Reference                               13          ____________________
Disclosure of Commission Position on
  Indemnification for Securities Act                          PROSPECTUS
  Liabilities                                14          ____________________



                                                           __________, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the offering described in this Registration Statement:

Registration Fee Under Securities Act                        $   380
Blue Sky Fees and Expenses                                   $     0
Legal Fees and Expenses                                      $ 5,000*
Accounting Fees and Expenses                                 $ 3,000*
Printing and Mailing Costs                                   $     0
Miscellaneous Fees and Expenses                              $   150*
                                                             -------
Total Expenses                                               $ 8,530
                                                             =======

---------------
* Estimated

Item 15. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or permits a Delaware corporation to grant, indemnity to present or former directors and officers, as well as certain other persons serving at the request of the corporation in related capacities. This permitted indemnity is sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933, including reimbursement for expenses incurred.

         The indemnification authorized under Delaware law is not exclusive and is in addition to any other rights granted to officers and directors under the Certificate of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation. The registrant's Bylaws provide for the indemnification of directors, former directors and officer to the maximum extent permitted by Delaware law. The registrant's Bylaws also provide that it may purchase and maintain insurance on behalf of a director or officer against liability asserted against the director or officer in such capacity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.  Exhibits.

         The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

   Exhibit No.                             Description
   -----------                             -----------
       2.1 Agreement and Plan of Merger dated as of August 30, 2000 among Focus, Videonics, and PC Video Conversion (1)
       3.1          Second Restated Certificate of Incorporation of Focus (2)
       3.2 Certificate of Amendment to Second Restated Certificate of Incorporation of Focus (3)
       3.3 Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated July 25, 1997 (4)

   Exhibit No.                             Description
   -----------                             -----------
       3.4          Restated Bylaws of Focus (2)
       3.5          Certificate of Designation - Series B Preferred Stock (5)
       3.6 Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated January 16, 2001 (19)
       3.7 Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Focus dated January 8, 2003
                    (19)
       4.1          Specimen certificate for Common Stock of Focus (2)
       4.2          Specimen  certificate  for Redeemable  Common Stock Purchase
                    Warrant (2)
       4.3 Form of Warrant issued to various investors pursuant to Amendment No. 1 to Stock Subscription Agreement dated April 1996 (6)
       4.4 Form of Warrant issued to the placement agent in the March 1997 Offering (6)
       4.5 Form of Warrant dated September 10, 1997 issued to designees of the placement agent (7)
       4.6 Form of Stock Purchase Warrant issued to AMRO International, S.A. (included as Exhibit A to the Common Stock and Warrants Purchase Agreement - see Exhibit 10.2) (8)
       4.7          Stock Purchase Warrant issued to Union Atlantic, L.C. (9)
       4.8 Form of Common Stock Purchase Warrant dated January 11, 2002 issued by Focus to five Investors (10)
       4.9 Common Stock Purchase Warrant dated December 27, 2001 issued by Focus to vFinance (10)
       4.10         Warrant issued to vFinance dated November 25, 2002 (19)
       4.11         Form of Warrant to Investors dated July 1, 2003 *
       5.1          Opinion of Manatt, Phelps & Phillips, LLP *
      10.1          1997 Director Stock Option Plan (11)
      10.2 Common Stock and Warrants Purchase Agreement with AMRO International, S.A. (8)
      10.3 Common Stock and Warrant Purchase Agreement, as amended, with BNC Bach International Ltd., Inc. (9)
      10.4 Form of Registration Rights Agreement with BNC Bach International Ltd., Inc. (included as Exhibit B to the Common Stock and Warrant Purchase Agreement (9)
      10.5 Agreement between Union Atlantic, L.C. and FOCUS Enhancements, Inc. confirming agreement to issue warrant in exchange for fee reduction (9)
      10.6 Common Stock Warrant and Purchase Agreement with AMRO International, S.A. dated June 9, 2000 (8)
      10.7 Promissory Note, dated October 26, 2000, from Focus Enhancements, Inc. to Carl Berg (12)
      10.8 Security Agreement dated October 26, 2000, between Focus Enhancements, Inc. and Carl Berg (12)
      10.9          2000 Non-Qualified Stock Option Plan (13)
      10.10 Amendment No. 1 to Secured Promissory Note dated April 24, 2001 issue by Focus to Carl Berg (excludes exhibits B and C)
                    (5)
      10.11 Registration Rights Agreement dated May 1, 2001 between Focus and Carl Berg (5)
      10.12         Promissory note issued to Carl Berg dated June 29, 2001 (14)
      10.13 Termination Agreement between Focus and Euston dated January 11, 2002 (10)
      10.14 Form of Common Stock and Warrant Purchase Agreement with four investors dated January 11, 2002 (10)
      10.15 Form of Registration Rights Agreement with four investors dated January 11, 2002 (10)
      10.16         1998 Non-Qualified Stock Option Plan (15)
      10.17 Third Addendum to Lease Dated July 6, 1994, by and between H-K Associates (Lessor) and Focus Enhancements, Inc. (Lessee) for premises At 1370 Dell Ave, Campbell, California
                    (16)

   Exhibit No.                             Description
   -----------                             -----------
      10.18         Employment  agreement  between Focus  Enhancements and Brett
                    Moyer (17)
      10.19         2002 Non-Qualified Stock Option Plan (18)
      10.20 Common Stock Purchase Agreement with two investors dated November 25, 2002 (excludes annexes) (19)
      10.21 Registration Rights Agreement with two investors dated November 25, 2002 (19)
      10.22 Extension of Notes Payable between the Company and Carl Berg dated April 28, 2003 (20)
      10.23 Common Stock and Warrant Purchase Agreement (excluding exhibits) with two investors dated July 1, 2003 *
      10.24         Registration  Rights Agreement with two investors dated July
                    1, 2003 *
      23.1          Consent of Deloitte & Touche, LLP, Independent Accountants *

---------------------
* Included.

        1. Filed as an exhibit to Focus' Current Report on Form 8-K dated September 8, 2000, and incorporated herein by reference.
        2. Filed as an exhibit to Focus' Registration Statement on Form SB-2 (No. 33-60248-B) and incorporated herein by reference.
        3. Filed as an exhibit to Focus' Form 10-QSB for the period ended September 30, 1995, and incorporated herein by reference.
        4. Filed as an exhibit to Focus' Form 10-QSB dated August 14, 1997, and incorporated herein by reference.
        5. Filed as an exhibit to Focus' Amended Registration Statement on Form SB-2 (No. 333-55178) filed on August 9, 2001 as amended, incorporated herein by reference.
        6. Filed as an exhibit to Focus' Registration Statement on Form S-3 (No. 333-26911) filed with the Commission on May 12, 1997, and incorporated herein by reference.
        7. Filed as an exhibit to Focus' Form 8-K dated September 10, 1997, and incorporated herein by reference.
        8. Filed as an exhibit to Focus' Registration Statements on Form S-3 (No. 333-81177) filed with the Commission on June 21, 1999, and incorporated herein by reference.
        9. Filed as an exhibit to Focus' Registration Statement on Form S-3 (No. 333-94621) filed with the Commission on January 13, 2000, and incorporated herein by reference.
       10. Filed as an exhibit to Focus' Amendment No. 3 to Registration Statement on Form SB-2 (No. 333-55178) filed on January 23, 2002, and incorporated herein by reference.
       11. Filed as an exhibit to Focus' Registration Statement on Form S-8 (No. 333-33243) filed with the Commission on August 8, 1997, and incorporated herein by reference.
       12. Filed as an exhibit to Focus' Current Report on Form 8-K dated October 31, 2000, as amended by Focus' Current Report on Form 8-K/A dated November 2, 2000, and incorporated herein by reference.
       13. Filed as an exhibit to Focus' Form S-8 (No. 333-57762) filed with the Commission on March 28, 2001, and incorporated herein by reference.
       14. Filed as an exhibit to Focus' Amendment No. 4 to Registration Statement on Form SB-2 (No. 333-55178) filed on February 11, 2002, and incorporated herein by reference.
       15. Filed as an exhibit to Focus' Form S-8 (No. 333-89770) filed with the Commission on June 4, 2002, and incorporated herein by reference.
       16. Filed as an exhibit to Focus' Form l0-QSB dated August 14, 2002, and incorporated herein by reference.
       17. Filed as an exhibit to Focus' Form l0-QSB dated November 14, 2002, and incorporated herein by reference.

       18. Filed as Appendix B to Focus' Definitive Proxy Statement filed with the Commission on November 13, 2002, and incorporated herein by reference.
       19. Filed as an exhibit to Focus' Form 10-KSB dated March 31, 2003, and incorporated herein by reference.
       20. Filed as an exhibit to Focus' Form 10-QSB filed with the SEC on May 9, 2003, and incorporated herein by reference.

Item 17.  Undertakings

(a)      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by section 10(a) (3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range maybe reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement as any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on August 19, 2003.


                                      FOCUS ENHANCEMENTS, INC.


                                            By: /s/ Brett A. Moyer
                                                ----------------------
                                                Brett A. Moyer
                                                President and Chief Executive
                                                Officer (Principal Executive
                                                Officer)


         Each person whose signature appears below hereby constitutes and appoints Brett Moyer and Gary L. Williams, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                                    Date
---------                                    -----                                    ----
/s/ Brett A. Moyer                           President, Chief Executive               August 19, 2003
---------------------------------------      Officer and Director
Brett A. Moyer


/s/ Gary L. Williams                         Vice President of Finance                August 19, 2003
---------------------------------------      & Chief Financial Officer
Gary L. Williams                             (Principal Accounting Officer)


/s/ N William Jasper, Jr.                    Chairman of the Board                    August 19, 2003
---------------------------------------
N William Jasper, Jr.


/s/ Carl E. Berg                             Director                                 August 19, 2003
---------------------------------------
Carl E. Berg


/s/ William B. Coldrick                      Director                                 August 19, 2003
---------------------------------------
William B. Coldrick


/s/ Michael L. D'Addio                       Director                                 August 19, 2003
---------------------------------------
Michael L. D'Addio


                                             Director                                 August 19, 2003
---------------------------------------
Timothy E. Mahoney